Exhibit 99.1
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FOURTH QUARTER RESULTS
Net sales $34.2 million
Net income $1.3 million
     PHOENIX — (May 1, 2008) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the fourth quarter and fiscal year 2008 ended March 31, 2008.
     Net sales for the fourth quarter of fiscal 2008 totaled $34,204,000, up 1% from $33,812,000 for the fourth quarter of fiscal year 2007.
     Net income for the fiscal 2008 fourth quarter of $1,303,000 was 26% below the $1,759,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was $0.20, versus $0.28 and $0.27, respectively last year.
     For the fiscal year ended March 31, 2008, net sales decreased 16% to $141,914,000 from $169,114,000 for fiscal year 2007, and net income declined 45% to $6,312,000 from $11,549,000 last year. For fiscal 2008, net income per share based on basic and diluted weighted average shares outstanding was $0.98 and $0.95, respectively, versus $1.81 and $1.74, respectively for the year-earlier period.
     “Our fourth quarter results were adversely impacted by continued declines in industry shipments of factory built homes, particularly in our core markets of Arizona and California. In view of the state of the housing industry and the general economy, we are proud that our people produced profitable financial results and that we achieved some success in market share improvement and expanded distribution,” stated Joseph Stegmayer, Chairman, President and Chief Executive Officer of Cavco Industries, Inc.
     “Amid the uncertain U.S. economic outlook, it is not possible to predict the conditions we may face in the months ahead. We do believe, however, that the affordable housing we build should play an increasing role in serving our nation’s housing needs given the tighter credit markets and the absence of the aggressive mortgage financing of recent years that enabled a disproportionate number of buyers to consider more expensive homes,” Mr. Stegmayer continued.
     “Meanwhile, Cavco’s strong financial condition provides us the flexibility to consider various ways to position ourselves for increased growth opportunities as market conditions improve. At March 31, 2008 cash and cash equivalents were $73.6 million and we had no short or long-term debt outstanding,” Mr. Stegmayer concluded.
     Cavco’s senior management will hold a conference call to review these results tomorrow, May 2, 2008, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at these website addresses.
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general economic conditions; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials and unfavorable zoning ordinances; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2007 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$73,610	$12,976
Short-term investments	—	50,900
Restricted cash	330	339
Accounts receivable	10,093	8,107
Inventories	11,293	13,464
Prepaid expenses and other current assets	1,839	2,273
Deferred income taxes	4,033	3,930

Total current assets	101,198	91,989

Property, plant and equipment, at cost:
Land	6,050	6,050
Buildings and improvements	7,290	7,029
Machinery and equipment	7,979	7,617

	21,319	20,696
Accumulated depreciation	(8,613)	(7,894)

	12,706	12,802

Goodwill	67,346	67,346

Total assets	$181,250	$172,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,147	$2,868
Accrued liabilities	18,005	18,417

Total current liabilities	20,152	21,285

Deferred income taxes	14,747	12,760

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,452,415 and 6,382,980 shares, respectively	65	64
Additional paid-in capital	124,814	122,868
Retained earnings	21,472	15,160

Total stockholders’ equity	146,351	138,092

Total liabilities and stockholders’ equity	$181,250	$172,137

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2008	2007	2008	2007
Net sales	$34,204	$33,812	$141,914	$169,114
Cost of sales	29,404	28,497	121,538	138,813

Gross profit	4,800	5,315	20,376	30,301
Selling, general and administrative expenses	3,373	3,407	13,825	15,311

Income from operations	1,427	1,908	6,551	14,990
Interest income	467	605	2,539	2,387

Income from continuing operations
before income taxes	1,894	2,513	9,090	17,377
Income tax expense	591	754	2,778	5,962

Income from continuing operations	1,303	1,759	6,312	11,415
Income from discontinued retail operations
net of income taxes of $0 and $66	—	—	—	134

Net income	$1,303	$1,759	$6,312	$11,549

Net income per share (basic):
Continuing operations	$0.20	$0.28	$0.98	$1.79
Discontinued retail operations	$—	$—	$—	$0.02

Net income	$0.20	$0.28	$0.98	$1.81

Net income per share (diluted):
Continuing operations	$0.20	$0.27	$0.95	$1.72
Discontinued retail operations	$—	$—	$—	$0.02

Net income	$0.20	$0.27	$0.95	$1.74

Weighted average shares outstanding:
Basic	6,452,415	6,377,247	6,427,264	6,363,368

Diluted	6,674,902	6,624,558	6,664,111	6,629,580

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA – CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2008	2007	2008	2007
Net sales
Manufacturing	$32,879	$32,484	$134,301	$161,242
Retail	2,328	2,933	12,429	14,807
Less: Intercompany	(1,003)	(1,605)	(4,816)	(6,935)

Net sales	$34,204	$33,812	$141,914	$169,114

Floor shipments — manufacturing	1,316	1,181	5,104	5,884

Average sales price per floor — manufacturing	$24,984	$27,506	$26,313	$27,403

Home shipments — manufacturing	876	746	3,301	3,612

Average sales price per home — manufacturing	$37,533	$43,544	$40,685	$44,641

Home shipments — retail	27	30	158	145

Capital expenditures	$74	$339	$689	$1,150

Depreciation	$200	$173	$785	$692

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